UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2019

Date of Report (Date of earliest event reported)

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Old Lincoln Highway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 568-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 7, 2019, Meridian Corporation (“Meridian”) announced that its Board of Directors has authorized a stock repurchase plan pursuant to which Meridian may repurchase up to 5% of its outstanding common stock. Shares will be purchased from time to time in the open market or through privately negotiated transactions, or otherwise, at the discretion of management in accordance with legal requirements. The timing and amount of share repurchases under the stock repurchase plan will depend on a number of factors, including Meridian’s stock price performance, ongoing capital planning considerations, and general market conditions. This program is subject to applicable regulatory protocol.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is furnished herewith:

99.1 Press Release, issued March 7, 2019 by Meridian Corporation

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued March 7, 2019 by Meridian Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION
(Registrant)

Date: March 7, 2019	By:	/s/ Christopher J. Annas
Christopher J. Annas
President and Chief Executive Officer